Registration  No. 333-

      As filed with the Securities and Exchange Commission on June 29, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ALLIED WASTE INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                               88-0228636
 (State or Other Jurisdiction of        (I.R.S. Employer Identification Number)
  Incorporation or Organization)


                   15880 North Greenway/Hayden Loop, Suite 100
                            Scottsdale, Arizona 85260
                                 (602) 423-2946
                        (Address, including zip code, and
                           telephone number, including
                           area code, of registrant's
                               principal executive
                                    offices)

             ALLIED WASTE INDUSTRIES, INC. 1994 AMENDED AND RESTATED
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                              (Full Title of Plan)

                                Henry L. Hirvela
                          Allied Waste Industries, Inc.
                   15880 North Greenway/Hayden Loop, Suite 100
                            Scottsdale, Arizona 85260
                                 (602) 423-2946

(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 With copies to:
                                  Peter Golden
                    Fried, Frank, Harris, Shriver & Jacobson
                               One New York Plaza
                            New York, New York 10004
                                 (212) 859-8000
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                                          CALCULATION OF REGISTRATION FEE
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
                                                        Proposed Maximum             Proposed
         Title of                  Amount to                Offering             Maximum Aggregate            Amount of
     Securities to be          be registered (1)       Price Per Share (2)      Offering Price (2)      Registration Fee (2)
        Registered
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
 Common Stock, par value            400,000                 $19.09375               $7,637,500                 $2,253
      $.01 per share
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------



(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plan.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the high and low prices per share of Common Stock, as reported by the Nasdaq Stock Market, Inc. on June 22, 1999. Pursuant to General Instruction
     E. to Form S-8, the registration fee is calculated only with respect to the additional securities registered under the Plan.

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





PART I            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to employees as specified in Rule 428(b)(l) and, in accordance with the instructions to Part I, are not filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This registration statement registers additional securities related to the Allied Waste Industries, Inc. 1994 Amended and Restated Non-Employee Director Stock Option Plan of the same class as other securities for which a registration statement on Form S-8, no. 33-79664 (the "Previous Registration Statement"), has been previously filed and is effective. Pursuant to General Instruction E of Form S-8, the contents of the Previous Registration Statement are incorporated herein by reference.

   ITEM 8.    EXHIBITS

 Exhibit                                    Description

3.1                        Amended  Certificate of Incorporation of the Company.
                           Exhibit 3.1 to the Company's report on Form 10-K for the fiscal year ended December 31, 1996 is incorporated herein by reference.

3.2 Amendment to Amended Certificate of Incorporation of the Company. Exhibit 3.4 to the Company's report on Form 10-Q for the quarter ended September 30, 1998 is incorporated herein by reference.

3.3 Amended and Restated Bylaws of the Company as of May 13, 1997. Exhibit 3.2 to the Company's report on Form 10-Q for the quarter ended June 30, 1997 is incorporated herein by reference.

*   5.1                    Opinion of Steven M. Helm

*  23.1                    Consent of Arthur Andersen LLP

*  23.2                    Consent of  Steven M. Helm
                           (included in Exhibit 5.1 opinion)

*  24.1                    Power of Attorney (included in signature page)


* Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on June 29, 1999.

                               ALLIED WASTE INDUSTRIES, INC.

                               By:    /s/HENRY L. HIRVELA
                                     ----------------------------------
                                         Henry L. Hirvela
                               Vice President - Chief Financial Officer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, Peter S. Hathaway, and each of them, with full power to act alone, as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities indicated on June 29, 1999.

          Signature                                 Title
          ---------                                 ------

/s/ THOMAS H. VAN WEELDEN          Chairman of the Board of Directors, President
-------------------------          and Chief Executive Officer
Thomas H. Van Weelden              (Principal Executive Officer)


/s/ HENRY L. HIRVELA               Vice President - Chief Financial Officer
-------------------------          (Principal Financial Officer)
Henry L. Hirvela

/s/ PETER S. HATHAWAY              Vice President-Chief Accounting Officer
-------------------------          (Principal Accounting Officer)
Peter S. Hathaway

/s/ MICHAEL GROSS                  Director
-------------------------
Michael Gross

/s/ DENNIS HENDRIX                 Director
-------------------------
Dennis Hendrix

/s/ DAVID B. KAPLAN                Director
-------------------------
David B. Kaplan

/s/ NOLAN LEHMANN                  Director
-------------------------
Nolan Lehmann

/s/ HOWARD A. LIPSON               Director
-------------------------
Howard A. Lipson

                                   Director
-------------------------
Roger A. Ramsey

                                   Director
------------------------
Antony P. Ressler

/s/ WARREN B. RUDMAN               Director
------------------------
Warren B. Rudman

/s/ VINCENT TESE                   Director
------------------------
Vincent Tese




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                                  EXHIBIT INDEX

                                                                                       Sequentially
                                                                                         Numbered
Exhibit            Description                                                           Page
--------           -----------
3.1      Amended Certificate of Incorporation of the Company. Exhibit 3.1 to the
         Company's  report on Form 10-K for the fiscal year ended  December  31,
         1996 is incorporated herein by reference.

3.2      Amendment  to Amended  Certificate  of  Incorporation  of the  Company.
         Exhibit 3.4 to the Company's report on Form 10-Q for the quarter ended September 30, 1998 is incorporated herein by reference.

3.3      Amended and Restated Bylaws of the Company as of May 13, 1997.  Exhibit
         3.2 to the Company's report on Form 10-Q for the quarter ended June 30, 1997 is incorporated herein by reference.

*5.1     Opinion of Steven M. Helm

*23.1    Consent of Arthur Andersen LLP

*23.2    Consent of Steven M. Helm
         (included in Exhibit 5.1 opinion)

*24.1     Power of Attorney (included in signature page)


* Filed herewith
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